Britney Schnathorst Associate General Counsel Office of General Counsel Phone: 608.665.4184 E-mail: Britney.Schnathorst@trustage.com	MEMBERS Life Insurance Company
April 14, 2026
Board of Directors
MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, Iowa  50677

Re:
MEMBERS Life Insurance Company
MEMBERS® Horizon Variable Separate Account
TruStage™ Horizon II Annuity
Post-Effective Amendment 12 to
Registration Statement on Form N-4, File No. 333-283638 and
TruStage™ Horizon II Annuity
Post-Effective Amendment 6 to
Registration Statement on Form N-4 (RILA), File No. 333-264135

Dear Board of Directors:
With reference to the above-mentioned post-effective amendment to the registration statement on Form
N-4 (the “Amendment”) to be filed by MEMBERS Life Insurance Company (the "Company") and
MEMBERS® Horizon Variable Separate Account (the “Account”) with the Securities and Exchange
Commission for the purpose of registering under the Securities Act of 1933, as amended, certain flexible premium deferred variable and index linked annuity contracts (the “Contracts”), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:
1.The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Iowa and is duly authorized by the Insurance Division of the Department of Commerce of the State of Iowa to issue the Contracts.
2.The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 508A.1 of the Iowa Code (2016).
3.The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.
I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the
Contracts and the Account.  If you have any questions or comments regarding the Amendment, please call the undersigned at (608) 665-4184.
Sincerely,
/s/Britney Schnathorst
Britney Schnathorst
Associate General Counsel